Exhibit 99(a)




INTERGRAPH                         PRESS RELEASE
----------

FOR IMMEDIATE RELEASE              FOR FURTHER INFORMATION:
                                   Aggie Frizzell
                                   (205) 730-6139
                                   (800) 316-0576 (pager)
                                   alfrizze@ingr.com

                                   Jeannie Robison
                                   (205) 730-8066
                                   (205)-707-3324 (pager)
                                   jrobison@ingr.com


Coercive tactics used by Intel in attempt to obtain rights to
-------------------------------------------------------------
Intergraph's patents
--------------------

       Intergraph Sues Intel for Anticompetitive Behavior

     HUNTSVILLE, Ala., November 17, 1997 -- Intergraph Corporation, a billion dollar developer of Windows NT-based workstation hardware and technical software applications, today filed a lawsuit in U.S. District Court, the Northern District of Alabama, charging Intel Corporation with anticompetitive behavior. Specifically, Intergraph claims that Intel has engaged in a series of wrongful acts to coerce Intergraph into relinquishing certain patent rights to Intel.
     In its complaint, the company says Intel is guilty of wrongful conduct, including interference with business and contractual relations, interference with technical assistance from third-party vendors, breach of contract, misappropriation of trade secrets, negligence and infringement of computer technology patents owned by Intergraph.
     Intergraph says that Intel ended a harmonious multi-year business relationship with Intergraph when Intel sought to acquire rights to Intergraph patents at no cost. These patents, which define the architecture of a microprocessor's cache memory management, are at the heart of the entire Pentium family of processors and systems, including the Pentium Pro and Pentium II processors. "When Intergraph refused to give up its patent rights," the complaint states, "Intel undertook a systematic campaign of coercion and oppression against Intergraph" and "has used, and is using, its dominant market power in the computer industry to pressure Intergraph to give up its valuable property rights, or to crush Intergraph in retaliation for refusing to do so."
     In the lawsuit, Intergraph is asserting claims for monetary damages and injunctive relief to prevent Intel from continuing its anticompetitive behavior. An injunction would require Intel to stop its wrongful acts and thus allow Intergraph Computer Systems to continue developing leading edge Pentium II-based graphics workstations, PCs, and servers without interruption.
     "Intel is using its dominant market position in microprocessors to undermine us on multiple fronts," stated Intergraph CEO Jim Meadlock. "It's necessary for us to take legal action against Intel in order to defend our rapidly growing workstation business and our intellectual property. We've discussed these issues with Intel for well over a year, and we now need to take action that is in the best interest of our shareholders, customers, business partners and employees."

Intergraph Takes Intel/Windows to High-End Computing
----------------------------------------------------
     In describing the circumstances leading to today's action, Intergraph says the patents in question relate to the Company's Clipper microprocessor, the industry's first attempt to bring mainframe-class computing power to compact, low-cost integrated circuit technology. The Clipper was used in Intergraph's RISC/UNIX workstations before the company migrated its product lines to the Intel/Windows NT platform. Intergraph continues to support its legacy hardware that uses the Clipper processor.
     In 1993, Intergraph Computer Systems became the pioneer of affordable high-performance workstations based on the open-architecture Intel/Windows NT platform. As cited in the court filing, Intergraph believed that, based on assurances from Intel, the Intel Pentium family of microprocessors combined with Microsoft's 32-bit Windows NT operating system would be capable of providing workstation-class performance, handling the processing requirements of high-end creative and technical applications such as animation, visual simulation, and computer-aided design, manufacturing, and electronics (CAD/CAM/CAE).
     Also in 1993, Wade Patterson, president of Intergraph Computer Systems, proposed to Intel that the two companies work together to introduce the Intel/Windows platform as an alternative to the RISC/UNIX systems, which then dominated the workstation market. The companies enjoyed a mutually beneficial relationship, with Intergraph developing award-winning workstations and Intel expanding its microprocessor sales beyond PCs and into new workstation markets such as Hollywood's entertainment industry. Intergraph was the first to use dual-processor technology for Pentium-based workstations. This capability boosted systems performance and caused wider and faster acceptance of the Pentium processor as a computer technology for workstations.
     Intergraph introduced the industry's first single and dual Pentium-based 3D graphics workstation in January 1994, the first Pentium Pro-based workstation, and the first quad-processor workstation in November 1995. In November 1995, Intel used Intergraph's TDZ 3D Graphics Workstations to introduce its new Pentium Pro processors worldwide.

Patent Protection Results in Anticompetitive Tactics
----------------------------------------------------
     Intergraph contends that Intel has sought to obtain rights under Intergraph's Clipper-related patents through coercive tactics. According to Intergraph's complaint, Intel began demanding broad license grants of Intergraph technology, including the Clipper patents, before Intergraph could participate in new Intel product development programs.
Intergraph refused.
     Intel rapidly escalated its anticompetitive behavior. Intergraph contends that in May 1997, Intel retaliated by drastically curtailing its technical and marketing support to Intergraph. The complaint alleges that Intel directed its employees "to cease and desist providing any support to Intergraph." The complaint further states, "Intel also notified Intergraph that it was unilaterally terminating NDAs [non-disclosure agreements] with Intergraph."
     Intergraph cited that also in May 1997, Intel did not inform Intergraph of a bug in its released PIIX4 chipset. In October 1997, Intergraph discovered a second bug in the PIIX4 chipset and asked Intel for technical information and support to correct the problem. Intel would not respond to Intergraph's requests. When Intergraph ordered a testing device from a third-party vendor to debug the problem, Intel would not permit the supplier to release the equipment to Intergraph. Both these actions caused Intergraph a significant amount of rework and resulted in major product delays for workstations announced by Intergraph Computer Systems in August.
     The complaint also contends that in recent months, Intel has introduced competitors into Intergraph's customer accounts and has even suggested to customers that Intel would fund projects if they use a competitor's workstation but might not fund those projects if customers purchased Intergraph's workstations.
     "Intel's anticompetitive behavior has taken a significant toll on Intergraph's time, energy, resources, and dollars," said Meadlock. "This is a situation we could no longer tolerate and we needed to take action in order to keep our business on track. We are confident that this action will protect our property and rights in court, and ensure our ability to continue the direction initiated in 1993 to provide open systems to the market place."
                               ###


Editors note:  A detailed backgrounder is available upon request.
Contact 205-730-8066. A copy of the filed full complaint is available from The Clerk of the Court, U.S. District Court, Northern District, Northeast Division of Alabama.

More information is available on Intergraph's Website at http://www.intergraph.com/press.stm


Intergraph Background Information
---------------------------------
     A member of the Fortune 1000, Intergraph Corporation (Huntsville, Ala.) is the world's largest company dedicated to supplying interactive computer graphics systems. Products range from technical software, to point solutions that meet individual and departmental needs, to integrated, enterprise-wide systems. Noted for delivering interoperable systems and applications, Intergraph products are based on the Windows 95 and Windows NT operating systems, with continued support for its legacy UNIX-based systems and solutions. The company's common stock trades on The Nasdaq Stock Market under the symbol: INGR.

Intergraph Computer Systems (ICS), a company of Intergraph Corporation, is the world leader in 3D graphics technology, hardware products, and related services for Windows NT. Intergraph develops, manufactures, sells, and supports computer systems for the creative, business, and technical desktop as well as servers, networking, and interoperability products for IT solutions. Hardware products include Windows/Windows NT-based
2D and 3D graphics workstations and PCs and high-performance servers built with Intel Pentium/Pentium Pro/Pentium II processors.


Intergraph and the Intergraph Logo are registered trademarks of Intergraph Corporation. Intel, Pentium, and the Intel Inside logo are registered trademarks of Intel Corporation. Microsoft and Windows are registered trademarks of Microsoft Corporation. Other brands and product names are trademarks of their respective owners.

Forward-looking statements
--------------------------
Any statement contained in this report which is not a historical fact, or which might otherwise be considered an opinion or projection concerning Intergraph Corporation, whether express or implied, is meant as and should be considered a forward looking statement as that term is defined in the Private Securities Litigation Reform Act of 1996. Forward looking statements are based on assumptions and opinions concerning a variety of known and unknown risks, including but not necessarily limited to fluctuations in customer demand, acceptance of new products, changes in technology, product introductions by competitors, and general economic conditions, as well as other risks more completely described in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Forms 10-Q for the quarters ended March 31, June 30, and September 30, 1997. If any of these assumptions or opinions prove incorrect, any forward looking statements made on the basis of such assumptions or opinions may also prove materially incorrect in one or more respects.